Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement No. 333-257099 on Form F-4 of our report dated March 4, 2021, relating to the financial statements of Chiasma, Inc. appearing in the Annual Report on Form 10-K of Chiasma, Inc. for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in the such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
June 29, 2021